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                                                                      Exhibit 21



                                       SUBSIDIARIES OF THE REGISTRANT



       Parent                              Subsidiary                      Ownership          Organization
       ------                              ----------                      ---------          ------------

Security First Corp.                  Security Federal Savings and            100%                Federal
                                      Loan Association of Cleveland

Security First Corp.                  First Federal Savings Bank of           100%                Federal
                                      Kent

Security First Corp.                  SF Development Corp.                    100%                 Ohio

Security Federal Savings              Security Financial Corporation          100%                 Ohio
and Loan Association of
Cleveland

SF Development Corp.                  Richwood Development                     50%                 Ohio

SF Development Corp.                  Rushmore Subdivision Ltd.                50%                 Ohio

SF Development Corp.                  Courts of Weymouth                       33%                 Ohio
                                      Development, Ltd.

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     The financial statements of the Registrant are consolidated with those of its subsidiaries.